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                                                                    EXHIBIT 10.2


                                     SECOND
                                OPTION AGREEMENT

     THIS SECOND OPTION AGREEMENT (this "Agreement") is made and entered into effective this 27th day of August, 2002 (the "Effective Date"), by and among Schultz PRG Liquidating Investments, Ltd., a Texas limited partnership ("Grantor") and PRG-Schultz International, Inc., a Georgia corporation ("Grantee").

                                   Background

         A. Grantor and its affiliates own shares of common stock, no par value per share, of Grantee ("PRGX Shares").

         B. Effective on the date hereof, Grantor and its affiliate sold 4,338,507 PRGX Shares to affiliates of Blum Strategic Partners II, LP (collectively, "Blum Buyer").

         C. On the date hereof, Grantor has granted to Grantee another option to purchase 1,446,168 PRGX Shares pledged to affiliates of Berkshire Partners LLC (the "First Option") pursuant to an option agreement of even date herewith.

         D. Grantee has assisted the Grantor to facilitate the sale of PRGX Shares by Grantor to the Blum Buyer, which Grantor acknowledges that Grantee was not required to do. Grantee has agreed to amend its Shareholder Protection Rights Plan dated as of August 9, 2000 in order to permit such sale of PRGX Shares and has granted certain registration rights, pursuant to a registration rights agreement, to Blum Buyer, without which rights Blum Buyer would not have acquired the 4,338,507 PRGX Shares referred to above.

                                    Agreement

         NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Option.

                  1.1 Grant of Option. Grantor hereby grants to Grantee an irrevocable option (the "Option") to purchase all right, title and interest in up to 1,446,168 PRGX Shares (the "Option Shares") in exchange for the payment of a purchase price equal to $8.72 per share for each share which is the subject of the Option exercise, together with interest (as additional purchase price) on such amount from the date hereof until the date of payment at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed (the "Purchase Price"), free and clear of all liens and encumbrances. The Grantee acknowledges that the Option Shares are currently pledged to the Blum Buyer in connection with a Secured Promissory Note ("Note") and Pledge Agreement between Grantor and the Blum Buyer (the "Blum Loan"), which pledge is subordinate to the rights of the Grantee under this Option..

                  1.2 Exercise of Option. Subject to Section 1.3, Grantee may, at any time and from time to time during the term of this Agreement, exercise the Option in one or more increments of at least a number of shares such that the Grantor's ownership of common stock of PRGX is reduced so as to satisfy the requirements of Section 302(b)(2) of the Internal Revenue Code of 1986, as amended, taking into account any attribution rules applicable in determining

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Grantor's ownership of such stock, by delivering written notice of exercise to
Grantor (the "Exercise Notice") on or before a date 255 days after the date hereof, setting forth the number of Option Shares that Grantee is acquiring and designating a time and place at which the closing of such purchase shall occur (the "Option Closing"), provided that the Option Closing shall occur not later than five (5) days after the date of the Option Notice.

                  1.3      Manner of Purchase.

                           (a)      At the Option Closing, Grantee shall pay to
Grantor the Purchase Price for the Option Shares to be purchased by cash, wire transfer or other immediately available funds. If Grantee has received Notice of an Event of Default (as defined in the Note) that is continuing, Grantee shall be entitled to hold the Purchase Price in trust for the benefit of Blum and/or Grantor until (a) Grantee has received joint instructions from Blum and Grantor as to the payment of the Purchase Price, (b) there is a final order of a court of competent jurisdiction directing the parties as to payment of the Purchase Price, or (c) Grantee deposits the Purchase Price for the Option Shares with said court, pending a final decision of such controversy. In any such event, the Option shall be deemed fully and properly exercised and all rights to the Option Shares shall be vested in Grantee.

                           (b)      Upon the receipt of the Purchase Price,
Grantor shall execute and deliver to Grantee such instruments as are necessary and proper or may be required by Grantee's transfer agent to transfer full and complete title to the Option Shares to be transferred to the Grantee, free and clear of all liens and encumbrances. Grantor hereby agrees that upon receipt of the Purchase Price, it shall promptly take all actions necessary or appropriate as may be reasonably requested by Grantee or its transfer agent to effect the transfer of record and beneficial ownership to such Option Shares so purchased on the books and records of Grantee.

         2. Limitation. Grantee hereby covenants that it will not purchase a greater number of Option Shares hereunder upon exercise of the Option granted herein than the number of PRGX Shares purchased upon exercise of the First Option.

         3.       Restrictions on Transfer and Acquisition.

                  3.1 Option Shares. Grantor hereby covenants that, until the expiration of the Option, it will make no transfer of any interest in the Option Shares, other than the grant of the security interest under the Pledge Agreement in connection with the Blum Loan. Grantor represents that there are no contractual or other restrictions on the Grantor's ability to transfer the Option Shares (other than those imposed by the Shareholder Agreement, as amended, and applicable state and federal securities laws).

                  3.2 Additional Shares. Subject to Section 4.1 hereof, Grantor covenants that it will not acquire any additional shares of PRGX Common Stock prior to a date 271 days after the date hereof.

                  3.3 No Assignment. The Option granted hereunder may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process.

         4. Term and Termination. This Agreement shall terminate and be of no force and effect, unless extended in writing by all of the parties hereto, on the date which is 270 days after the date hereof; provided that the provisions


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of the second sentence of Section 1.3(a) and Section 5 shall survive.

         5.       General Provisions.

                  5.1 Adjustment to Option Shares. If the outstanding shares of common stock of PRGX are changed into or exchanged for a different number or kind of shares or other securities of PRGX by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by the stockholders of the PRGX, the number and kind of Option Shares subject to this Option and the price per share of the Shares subject to the Option shall be proportionately adjusted.

                  5.2 GOVERNING LAWS. THIS AGREEMENT SHALL BE CONSTRUED, ADMINISTERED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  5.3 Assignment; Successors. This Agreement and the rights and obligations of the Grantor hereunder may not be transferred or assigned by the Grantor to any other person or entity without the prior written consent of the Grantee. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors and assigns.

                  5.4 Notice. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized overnight delivery service which guarantees next-day delivery ("Overnight Delivery") or mailed by certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, as set forth below:

If to Grantor:                         Schultz PRG Liquidating Investments, Ltd.
                                       9241 LBJ Freeway
                                       Dallas, Texas 75243
                                       Attention:  Howard Schultz
                                       Telefax:  (972) 690-7564

with a copy to:                        Malouf, Lynch, Jackson & Swinson
                                       600 Preston Commons East
                                       8115 Preston Road
                                       Dallas, Texas 75225
                                       Attention:  Curtis Swinson, Esq.
                                       Telefax:  (214) 273-0567

If to Grantee:                         PRG-Schultz International, Inc.
                                       2300 Windy Ridge Parkway
                                       Suite 100 North
                                       Atlanta, GA  30339-8426
                                       Attention:  Clinton McKellar, Jr.
                                       Senior Vice President & General Counsel
                                       Telefax: (770) 779-3034

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with a copy to:                        Arnall Golden Gregory LLP
                                       1201 West Peachtree Street, Suite 2800
                                       Atlanta, Georgia 30309-3400
                                       Attention:  Jonathan Golden, Esq.
                                       Telefax: (404) 873-8701

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day (with written confirmation of receipt), (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by certified U.S. Mail, return receipt requested, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which U.S. national banks are open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

                  5.5 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

                  5.6 Entire Agreement; Amendment. This Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except as set forth in writing and signed by all of the parties hereto.

                  5.7 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

                  5.8 Specific Enforcement. Each of the parties hereto expressly agrees that the other parties will be irreparably damaged if this Agreement is not specifically performed. Upon a breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to any and all other rights and remedies at law or in equity, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof. All such rights and remedies shall be cumulative.

                  5.9 Counterparts. This Agreement may be executed in two or more counterparts, and delivered by facsimile transmission or otherwise, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

   [Remainder of page intentionally left blank. Signatures on following page.]



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first set forth above.

                                       GRANTOR:
                                       SCHULTZ PRG LIQUIDATING
                                       INVESTMENTS, LTD.

                                             By:    SCHULTZ   PRG    LIQUIDATING
                                                      INVESTMENTS GP, LLC

                                             Its: General Partner




                                             By: /s/ Howard Schultz
                                             -----------------------------------
                                             Name: Howard Schultz
                                             Its: Manager






                                       GRANTEE:
                                       PRG-SCHULTZ INTERNATIONAL, INC.


                                       By:  /s/ Clinton McKellar, Jr.
                                       -----------------------------------------
                                       Its: General Counsel and Secretary


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